As filed with the Securities and Exchange Commission on June 28, 2002

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-8
Registration Statement
Under the Securities Act of 1933

 ACCEPTANCE INSURANCE COMPANIES INC.
(Exact name of registrant as specified in its charter)

                    Delaware                                                                                 31-0742926
            (State or other jurisdiction of                                                         (I.R.S. Employer
             incorporation or organization)                                                         Identification No.)

         535 West Broadway
   Council Bluffs, Iowa 51503                                                                 51503
(Address of principal executive offices)                                                 (Zip code)

 ACCEPTANCE INSURANCE COMPANIES INC.
2000 STOCK OPTION PLAN
(Full title of the plan)

                    J. Michael Gottschalk
Chief Legal Officer, General Counsel and Secretary
            Acceptance Insurance Companies Inc.
                     535 West Broadway
                Council Bluffs, Iowa 51503                                         (712) 328-3918
(Name and address of agent for service)                                 (Telephone number, including area
                                                                                                 code, of agent for service)

 Copies to:
 Mark A. Ellis, Esq.
Kutak Rock LLP
1650 Farnam Street
Omaha, Nebraska 68102
(402) 346-6000

Calculation of Registration Fee

Title of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.40 per share	833,000 shares	$4.77	$3,973,410	$368
Common Stock, par value $0.40 per share	167,000 shares	$4.11	$686,370	$92

(1)    This Registration Statement shall cover any additional shares of Registrant’s common stock which become issuable under the 2000 Stock Option Plan (the “Plan”), as amended from time to time, with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the
        Registrant’s receipt of consideration which results in an increase in the number of the
        Registrant’s outstanding shares of common stock.

          (2)   Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the registration fee.
                 Options for a total of 833,000 shares of Common Stock have been issued pursuant to the Plan for a weighted-average exercise price of $4.77 per share. The exercise price for the remaining 167,000 options which may be granted under the Plan is not known at this time. Accordingly, the price per share for the remaining options is estimated to be $4.11 based on the average of the high ($4.22)
                 and low ($4.00) sale prices for the Common Stock reported in the consolidated reporting system of the New York Stock Exchange on June 25, 2002.

 PART I

INFORMATION REQUIRED IN THE
Section 10(a) PROSPECTUS

Item 1. Plan Information

        Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

Item 2. Registration Information and Employee Plan Annual Information.

        Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents, previously filed with the Securities and Exchange Commission by Acceptance Insurance Companies Inc. (the “Registrant”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

        (a)     The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001;

        (b)     All reports filed under Section 13(a) or 15(d) of the Exchange Act by the Registrant since
                 December 31, 2001; and

        (c)    the description of the Registrant’s common stock contained in the Registrant’s Registration
                Statement on Form 10 filed with the Securities and Exchange Commission on December 23, 1969.

        (d)    All documents filed by the Registrant with the Securities and Exchange Commission pursuant to
                Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date this Registration
                Statement is filed and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration
                Statement and to be a part hereof from the date of filing of such document. Notwithstanding the foregoing, each report of the audit committee of the Registrant contained in proxy statements filed with the Securities and Exchange Commission pursuant to Section 14 of the Exchange Act prior or subsequent to the date of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

            Not Applicable.

Item 5. Interests of Named Experts and Counsel.

            Not Applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred by such officers and directors in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed by them to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal suit or proceeding, they had no reasonable cause to believe their conduct was unlawful. If the action is brought by or in the right of the corporation, such indemnification may only be provided as long as, in addition to the foregoing, it is not made with respect to any claim, issue or matter as to which such officer or director has been found liable to the corporation, unless such indemnification is approved by the court. Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

        Pursuant to Section 1 of Article VII of the Registrant’s Restated Certificate of Incorporation, a director of the Company will not be personally liable to the Registrant or to its stockholders for monetary damages for any breach of fiduciary duty by such director other than liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) arising out of acts or omissions not taken in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL (relating to the unlawful payments of dividends or redemption of stock) or (iv) arising from a transaction from which the director derived a personal benefit. In addition, Section 2 of Article VII of the Registrant’s Restated Certificate of Incorporation and Section 10 of Article III of the Registrant’s Restated By-Laws provide that the Registrant shall indemnify its officers and directors to the fullest extent authorized by Delaware law.

        As permitted under Section 145 of the DGCL and Section 2(e) of Article VII of the Registrant’s Restated Certificate of Incorporation, the Registrant has purchased and maintains insurance on behalf of directors and officers against any liability asserted against such directors and officers in their capacities as such.

Item 7. Exemption from Registration Claimed.

        With respect to the restricted securities re-offered or resold pursuant to this Registration Statement, the Registrant claimed an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Regulation D thereof. Such restricted securities were issued to the selling stockholders in connection with the exercise of stock options issued under the Plan.

Item 8. Exhibits.

        The following is a complete list of exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit                                                     Description
Number

4.1                    Restated Certificate of Incorporation of the Registrant (incorporated by reference to
                         Registrant’s Annual Report of Form 10-K for the period ended December 31, 1993, and
                         Amendment thereto, incorporated by reference to Registrant’s Quarterly Report on Form
                        10-Q for the period ended June 30, 1995).

4.2                    Restated Bylaws of the Registrant (incorporated by reference to the Registrant’s Annual
                         Report on Form 10-K for the fiscal year ended December 31, 1993).

4.3                    Amendment to Restated Bylaws of the Registrant (incorporated by reference to the
                         Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

4.4                    Form of Stock Certificate representing shares of the Registrant’s Common Stock, $.40 par value (incorporated by reference to Exhibit 4.1 of the Registrant’s Annual Report on Form
                         10-K for the fiscal year ended December 31, 1992).

5                       Opinion of Kutak Rock LLP.

10                     The Registrant’s 2000 Stock Option Plan (incorporated by reference to the Registrant’s Proxy
                         Statement filed on or about May 1, 2000).

23.1                 Consent of Kutak Rock LLP (included as part of Exhibit 5).

23.2                 Consent of Deloitte & Touche LLP.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

      (a)(l)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       (2)     That, for the purpose of determining any liability under the Securities Act of 1933 (the “Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b)     That, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h)     That, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant as described in Item 6 hereof or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Council Bluffs, State of Iowa, on June 27, 2002.

                                                                                        ACCEPTANCE INSURANCE COMPANIES
                                                                                        INC.

                                                                                        By /s/John E. Martin
                                                                                             John E. Martin,
                                                                                             President and Chief Executive Officer
                                                                                             (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of  June 27, 2002.

  /s/ John E. Martin                                                               /s/Myron L. Edleman
John E. Martin                                                                     Myron L. Edleman, Director
Director, President and Chief Executive
Officer (Principal Executive Officer)                                     /s/ Edward W. Elliott, Jr.
                                                                                            Edward W. Elliott, Jr., Director

  /s/Dwayne D. Hallman                                                       /s/ Michael R. McCarthy
Dwayne D. Hallman                                                             Michael R. McCarthy, Director
Treasurer and Chief Financial Officer
(Principal Financial Officer)                                                 /s/ R. L. Richards
                                                                                            R. L. Richards, Director

                                                                                            /s/Doug T. Valassis
                                                                                            Doug T. Valassis, Director

                                                                                            /s/ Richard L. Weill
                                                                                             Richard L. Weill, Director

      EXHIBIT INDEX

Exhibit                                                     Description
Number

4.1                 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Registrant’s
                     Annual Report of Form 10-K for the period ended December 31, 1993, and Amendment thereto, incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 1995).

4.2                 Restated Bylaws of the Registrant (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

4.3                 Amendment to Restated Bylaws of the Registrant (incorporated by reference to the Registrant’s
                      Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

4.4                 Form of Stock Certificate representing shares of the Registrant’s Common Stock, $.40 par value (incorporated by reference to Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K
                     for the fiscal year ended December 31, 1992).

5                   Opinion of Kutak Rock LLP.

10                 The Registrant’s 2000 Stock Option Plan (incorporated by reference to the Registrant’s Proxy
                     Statement filed on or about May 1, 2000).

23.1             Consent of Kutak Rock LLP (included as part of Exhibit 5).

23.2             Consent of Deloitte & Touche LLP.

EXHIBIT 5

OPINION OF KUTAK ROCK LLP

June 27, 2002

Board of Directors
Acceptance Insurance Companies Inc.
535 West Broadway
Council Bluffs, IA 51503

                    Re: Acceptance Insurance Companies Inc. Registration Statement on Form S-8 for up to
                         1,000,000 Shares of Common Stock Issuable Under the Acceptance Insurance
                         Companies Inc. 2000 Stock Option Plan

Ladies and Gentlemen:

        We have acted as counsel to Acceptance Insurance Companies Inc., a Delaware corporation (the “Company”) in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the 1,000,000 shares of the Company’s common stock, par value $0.40 per share (the “Common Stock”) issuable pursuant to the Company’s 2000 Stock Option Plan, as it may be further amended from time to time (the “Plan”).

        This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K. In rendering this opinion, we have reviewed such matters, documents and law as we have deemed necessary for purposes of this opinion. Based on, and subject to the foregoing, it is our opinion that the shares of Common Stock, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Common Stock.

                                                                                        Very truly yours,

                                                                                        /s / KUTAK ROCK LLP

EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
Acceptance Insurance Companies Inc. and Subsidiaries

        We consent to the incorporation by reference in this Registration Statement of Acceptance Insurance Companies Inc. on Form S-8 of our reports dated March 20, 2002 appearing in the Annual Report on Form 10-K of Acceptance Insurance Companies Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 27, 2002